INTERIM DATA ON GENSPERA’S G-202 PRESENTED AT SYMPOSIUM ON MOLECULAR TARGETS AND CANCER THERAPEUTICS

SAN ANTONIO, Texas, November 9, 2012 – GenSpera, Inc. (OTCBB:GNSZ) announced that interim data from its ongoing Phase I trial of G-202 in patients with advanced solid tumor cancers were presented at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in Dublin, Ireland. The main conclusions of the poster, entitled “A First-in-Human, Phase I Clinical Study of the Safety, Tolerability and Pharmacokinetics (PK) of G-202, a Thapsigargin-Based PSMA-Activated Prodrug, in Patients with Advanced Solid Tumors,” are that G-202 appears to be well-tolerated when administered via the recommended dosing regimen and that it should be evaluated in Phase II studies. Although the trial was not designed to demonstrate efficacy, evidence of clinical activity was observed in some patients.

“As we complete the Phase Ia/Ib study, analysis of the data presented at this international meeting suggests that G-202 is tolerable and safe for our patients. Importantly, we are seeing evidence of clinical activity with prolonged disease control observed in some cancer patients,” said Devalingam Mahalingam M.D., an oncologist and the site investigator for the study at the Cancer Therapy & Research Center at The University of Texas Health Science Center at San Antonio (CTRC). “This bodes well for the Phase II studies of G-202 in patients with advanced prostate cancer and hepatocellular carcinoma.” Dr. Mahalingam, who is the primary author of the poster, will serve as the principal investigator for the G-202 Phase II trial in patients with hepatocellular carcinoma.

“All of the primary objectives of the Phase I trial were successfully attained in this study and a recommended Phase II dosing regimen was established. The preliminary data and patient observations form the basis of a robust Phase II clinical program,” said Craig Dionne, Ph.D., GenSpera CEO.

About GenSpera

GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that targets release of the drug within the tumor. Unlike typical chemotherapeutic agents, thapsigargin kills cells irrespective of the rate of cell division, which may provide an effective approach to kill both fast- and slow-growing cancers as well as cancer stem cells. GenSpera is evaluating its lead drug candidate, G-202, in a Phase Ib dose refinement study that is now closed to new patient accrual. The company plans to evaluate G-202 in a Phase II trial in patients with chemotherapy-naïve, metastatic castrate-resistant prostate cancer at multiple clinical sites in the United States and United Kingdom beginning in the fourth quarter of 2012. Additionally, the company intends to evaluate G-202 in a separate Phase II clinical trial in patients with hepatocellular carcinoma (HCC) in collaboration with the Statewide Clinical Trials Network of Texas (CTNeT).

For more information, please visit the Company’s website: www.genspera.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

CONTACT:

Company:	Craig Dionne, Ph.D., CEO
GenSpera, Inc. (210) 479-8112
Investors:	Paul Henning
Cameron Associates (212) 554-5462
Media:	Deanne Eagle
Planet Communications (917) 837-5866

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